UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

IonQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39694	85-2992192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive
College Park, Maryland	20740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Certain Executive Officer Equity Grants

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of IonQ, Inc. (the “Company”), together with the Board, periodically reviews the compensation of the Company’s executive officers.

On August 11, 2025, the independent members of the Board approved a grant of restricted stock units (“RSUs”) to the Company’s Chief Executive Officer, Niccolo de Masi. Mr. de Masi received an award of RSUs for 485,319 shares effective August 13, 2025, vesting quarterly over three years, as well as an increase in his annual base salary to $700,000.

On August 13, 2025, the Committee approved a grant of RSUs to Paul T. Dacier, the Company’s Chief Legal Officer and Corporate Secretary, for 109,197 shares, vesting quarterly over three years.

The independent members of the Board and the Committee considered various factors when approving each of these matters, including the importance of tying incentives to shareholder results through additional equity holdings, a review of the potential compensation Mr. de Masi forfeited from a prior position, the structure of performance-based restricted stock units (“PSUs”) relative to the structure of PSUs held by other senior employees and internal pay equity generally, and the strong period of performance and strategy initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date: August 15, 2025	By:	/s/ Paul T. Dacier
Paul T. Dacier Chief Legal Officer and Corporate Secretary